Exhibit 99.1

Ideanomics Reports Q1 2019 Financial Results

-	Revenue for the quarter ended March 31, 2019 was $26.9 million

-	Q1 2019 EPS: $0.19

-	Earnings Release Conference Call to be held Tuesday April 30, 2019 at 8:30 a.m. ET

NEW YORK, April 30, 2019 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global AI-driven management and financial services company acting as a catalyst for transformative industries, announced today its 2019 Q1 operating results for the period ended March 31, 2019 (a full copy of the Company's quarterly report on Form 10-Q will be available at www.sec.gov).

Conference Call: Ideanomics’ management, including Dr. Bruno Wu (Chairman), Alf Poor (Chief Executive Officer), Federico Tovar (Chief Financial Officer) and Tony Sklar (VP of Communications and Head of Investor Relations), will host live an earnings release conference call at 8:30 am ET, Tuesday, April 30, 2019 (8:30 pm Tuesday April 30, 2019 Beijing/Hong Kong Time).

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or Dial-in Number: (Toll-Free US & Canada): 877-407-3107 or 201-493-6796; for China: +86-400-120-2840. Time permitting, Ideanomics management will answer questions during the live Q&A session.

A replay of the earning call will be available soon after the conclusion of the event.

Ideanomics First Quarter 2019 Operating Results

Revenue for the first quarter ended March 31, 2019 was $26.9 million as compared to $185.9 million for the same period in 2018, a decrease of approximately $158.9 million, or approximately 86%.  The decrease was mainly due to a change to our business focus from logistics management to digital business consulting services.  Our business strategy and the primary goal for entering the crude oil and electronic trading businesses was to learn about the needs of buyers and sellers in these industries that rely heavily on the shipment of goods. Our activities in the crude oil trading and electronic trading business have been successful in various aspects in 2018, and for strategic reasons we have now phased out of our crude oil trading business and electronics trading business so that we can work towards enabling the application of our Fintech Ecosystem for other useful cases that we have identified. We intend to continue to capitalize on our efforts and learnings from logistic management business so that we can leverage the applications of our technologies and FinTech Ecosystem across this business and as part of our Industry Ventures strategy.

Cost of revenues was $0.257 million for the quarter ended March 31, 2019, as compared to $185.5 million for the quarter ended March 31, 2018. Our cost of revenues decreased by $185.2 million, from a comparability perspective, the cost of revenue during 2018 is not necessarily indicative of the new FinTech business in 2019. The cost of revenue during 2018 was primarily associated with the logistics management business (oil trading and electronics trading), which traditionally has a very high cost of revenue and low gross margin, while the cost of revenue during the first 3 months of 2019 is primarily associated with our digital asset management services as part of our new FinTech services business. The majority of the cost associated with the development of the master plan services have already been incurred in 2018. In 2018, due to the uncertainty associated with the future economic benefits when such costs were incurred, the Company expensed those costs during 2018.

Gross profit for the quarter ended March 31, 2019 was approximately $26.7 million, as compared to a gross profit of $0.393 million during the same period in 2018, representing an increase of 6,689%. The gross profit ratio for the three months ended March 31, 2019 was 99%, while in 2018, it was 0%. The increase was mainly due to: 1) the Company recorded service revenue from digital asset management services in the first quarter of 2019; and 2) due to the low cost of revenue associated with our digital asset management services, the gross profit margin of first quarter of 2019 increased, compared to the low gross profit margin of the logistics management business. The reasons of high gross margin of the digital asset management services are as follows:

•	we have invested in our technical development knowledge in digital asset management since early 2018;

•	our uncapitalized assets, such as knowhow and expertise in our management team to develop the appropriate strategy and provide the digital asset management service which has delivered a lot of value to our clients;

•	there are no significant incremental cost, other than immaterial labor expense associated with delivering on these services.

Selling, general and administrative expense for the first quarter was $4.2 million as compared to $3.7 million for the same period in 2018, an increase of approximately $0.5 million or 14%. The majority of the increase was due to our efforts in building out our management team in the U.S. and investing in establishing our Fintech infrastructure as part of our transformation.

Professional fees for the three months ended March 31, 2019 were $1.4 million as compared to $0.7 million for the same period in 2018, an increase of approximately $0.7 million. The increase was related to an increase in legal, valuation, audit and tax as well as fees associated with continuing to build out our technology ecosystem and establishing strategic partnerships and M&A activity as part of this technology ecosystem.

Net earnings per share for the three months ended March 31, 2019 was $0.19 per share, as compared to a loss per share for same period in 2018 of $0.05 per share. As of March 31, 2019, the company had cash of $2.0 million, total assets of $146.2 million, total liabilities of $72.3 million and total equity of $72.7 million.

During the first quarter of 2019, the Company continued see growth in its AI enhanced financial advisory and asset management business model.

Ideanomics recently announced it will now market and develop its Artificial Intelligence (AI) service and solutions offerings for financial institutions and regulators under the brand name Intelligenta.

Intelligenta will have various proven AI-driven SaaS and PaaS solutions ready to actively deploy in customer environments. Available as a PaaS or on-premise service, Intelligenta uses state-of-the-art Artificial Intelligence and Machine Learning to offer products including:

Credit Services: SME loan scoring and pre-approval processing, including analysis and risk assessment, credit rating, related party analysis, and post-credit risk alerts.

Corporation Services:  Compliance monitoring for public companies and private equity funds, fraud monitoring in capital markets, enterprise rating and risk assessment.

Index Services & Products:  Macroeconomic monitoring, business environment monitoring, new economic index, regional economic modeling.

Capital Markets Services & Products:  Financial analysis platform, public company reporting platform.

"This is a significant step in our commercialization of BBD's AI and machine learning capabilities for the enterprise markets in Europe and the Americas. Intelligenta will serve as a benchmark for AI-driven services, as we bring its multi-award-winning platform to financial institutions. Intelligenta offers intelligent automation solutions in labor-intensive operations such as commercial lending, exchange compliance, and corporate compliance, among others. We are very excited to bring these offerings to market, where they can deliver efficiencies and increased margins to Intelligenta's target audience" said Alf Poor, CEO of Ideanomics.

Intelligenta now has over 20 proven AI-driven SaaS and PaaS solutions ready to actively deploy in customer environments. Intelligenta's dynamic ontology based AI and technology platform, considered comparable to other leading AI and ML platforms such as Palantir, has been operating in large and robust data environments that rival most current competitors

Intelligenta has already begun marketing its services to U.S.-based financial institutions and banking associations, to deliver improved commercial intelligence, decision-making, risk management, client retention and growth, and other efficiencies that demonstrate significant ROI within the financial sector.

The company's core operational areas are now aligned with the market demand we are seeing for 2019, these three "engines" are:

The Ideanomics AI Engine Group. Built upon Intelligenta, we will be launching an AI-powered database fine-tuned for the banking and insurance industries to be available as both a PaaS and Saas enterprise solution.

The Ideanomics Digital Banking Advisory Group covering 2 key areas of operations:

•	Digital Renaissance Innovation Catalyst Programming Hubs from 5 key global innovation centers such as our planned fintech campus in West Hartford, Connecticut, along with our planned cleantech/Greentech campus in Kuala Lumpur, Malaysia and other soon to be announced innovation centers in other global locations. These global innovation centers will foster a pipeline of technological excellence in cleantech, fintech, tradetech, agritech, regtech, insuretech, playtech, healthtech, cyber security, and more. As well as our external deal origination efforts described below, we anticipate scaling these technologies into profitable companies within each sector of expertise to the point of IPO or Digital Security Offering for each respective company. In the last 18 months, Ideanomics has formed more than 10 previous acquisitions, joint ventures, and partnerships, such as our previously announced partnership with CVC which have helped form the initial companies within these hubs.

•	Global Asset-Backed Debt Exchange Ecosystem built on a foundation of:

o	Deal Origination, with a focus on asset-backed securities such as Real Estate, Transportation Assets, and Consumption Insurance

o	AI-based Risk Management and Benchmarking for Fixed Income offerings

o	Banking Advisory Broker Dealers (in negotiations)

o	Issuance / Custody / Trading through our investment in DBOT and others in negotiations

o	Market-leading Sales & Mandating

The Ideanomics Digital Asset Management Group provides large-scale holders of assets and crypto currencies with either asset-backed or benchmarked-value globally compliant digital advisory and business development services that stabilize and grow the value of their portfolios.

Ideanomics is currently in discussions, and finalizing details for agreements, with significant EV manufacturers. These manufacturers will leverage of the Ideanomics full suite of green finance solutions and marketing sales services that also include supply chain finance and sales, through to advising on ABS issuance with institutions and banking affiliates similar in size to CICC and Pacific Securities in China. Some of these discussions include fractionalized ABS units and trading platforms.

About Ideanomics

Ideanomics is a global Fintech and AI catalyst for transformative industries combines deal origination and enablement with technology and applications as part of the next-generation of financial services. We drive shareholder value through 3 primary divisions: Artificial Intelligence (AI) Division, Digital Banking and Advisory, and Digital Asset Management Services.

The company is headquartered in New York, NY, and has offices in Beijing, China, with plans for global centers for Technology and Innovation such as our primary fintech village campus in West Hartford, CT.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216

IDEANOMICS, INC. CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$2,011,898	$3,106,244
Accounts receivable, net	19,406,354	19,370,665
Licensed content, current	-	16,958,149
Prepayments	2,581,746	2,042,041
Other current assets	3,799,358	3,594,942
Total current assets	27,799,356	45,072,041
Property and equipment, net	15,593,255	15,029,427
Intangible assets, net	68,394,632	3,036,352
Goodwill	704,884	704,884
Long-term investments	22,943,594	26,408,609
Operating lease right of use assets	6,802,721	-
Other non-current assets	3,983,797	3,983,799
Total assets	$146,222,239	$94,235,112

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities
Accounts payable	$19,219,153	$19,265,094
Deferred revenue	14,709,050	405,929
Amount due to related parties	1,028,253	800,822
Other current liabilities	5,510,857	5,321,697
Convertible promissory note due to related parties	4,312,561	4,140,055
Total current liabilities	44,779,874	29,933,597
Deferred tax liabilities	427,531	513,935
Asset retirement obligations	8,000,000	8,000,000
Convertible note-long term	12,011,784	11,313,770
Operating lease liability	7,044,164	-
Total liabilities	72,263,353	49,761,302
Commitments and contingencies
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of March 31, 2019 and December 31, 2018	1,261,995	1,261,995
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 108,561,959 shares and 102,766,006 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	108,561	102,765
Additional paid-in capital	205,203,264	195,779,576
Accumulated deficit	(130,048,786)	(149,975,302)
Accumulated other comprehensive loss	(1,492,466)	(1,664,598)
Total IDEX shareholder’s equity	73,770,573	44,242,441
Non-controlling interest	(1,073,682)	(1,030,626)
Total equity	72,696,891	43,211,815
Total liabilities, convertible redeemable preferred stock and equity	$146,222,239	$94,235,112

IDEANOMICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2019	March 31, 2018
		(restated)
Revenue from third parties	$345,564	$185,933,821
Revenue from related party	26,600,000	-
Total revenue	26,945,564	185,933,821
Cost of revenue from third parties	257,406	23,280,931
Cost of revenue from related parties	-	162,259,754
Gross profit	26,688,158	393,136

Operating expenses:
Selling, general and administrative expenses	4,187,867	3,737,999
Research and development expense	-	46,022
Professional fees	1,360,215	712,933
Depreciation and amortization	244,178	10,205
Total operating expenses	5,792,260	4,507,159

Income (Loss) from operations	20,895,898	(4,114,023)

Interest and other income (expense):
Interest expense, net	(735,205)	(28,035)
Equity in loss of equity method investees	(280,486)	(19,743)
Others	(57,858)	348,988
Earnings (Loss) before income taxes and non-controlling interest	19,822,349	(3,812,813)

Income tax benefit	86,405	-

Net earnings (loss)	19,908,754	(3,812,813)

Net loss attributable to non-controlling interest	17,761	91,444
		-
Net earnings (loss) attributable to IDEX common shareholders	$19,926,515	$(3,721,369)

Net earnings (loss) per share
Basic	$0.19	$(0.05)
Diluted	0.17	$(0.05)

Weighted average shares outstanding:
Basic	105,345,673	68,816,303
Diluted	116,301,236	68,816,303